Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the KKR Income Opportunities Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the KKR Income Opportunities Fund for the six months ended April 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the KKR Income Opportunities Fund for the stated period.

/s/ Suzanne Donohoe		/s/ Thomas Murphy
Suzanne Donohoe		Thomas Murphy
President		Treasurer, Chief Accounting Officer & Chief Financial Officer
KKR Income Opportunities Fund		KKR Income Opportunities Fund

Dated:	6/19/2019	Dated:	6/19/2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by KKR Income Opportunities Fund for purposes of Section 18 of the Securities Exchange Act of 1934.